Exhibit 5.1

Cadwalader, Wickersham & Taft LLP 200 Liberty Street, New York, NY 10281 Tel +1 212 504 6000 Fax +1 212 504 6666 www.cadwalader.com

January 31, 2025

UBS Commercial Mortgage Securitization Corp.

1285 Avenue of the Americas

New York, New York 10019

Re:	Commercial Mortgage Pass-Through Certificates

Ladies and Gentlemen:

We have acted as special counsel to UBS Commercial Mortgage Securitization Corp. (the “Depositor”), in connection with the Depositor’s Registration Statement on Form SF-3 (File No. 333-283483), as amended by the Pre-Effective Amendment No. 1 to Registration Statement on Form SF-3, dated the date hereof (as amended, the “Registration Statement”), which is being filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The prospectus forming a part of the Registration Statement (the “Prospectus”) describes Commercial Mortgage Pass-Through Certificates (the “Certificates”) to be sold by the Depositor in one or more series (each, a “Series”) of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Depositor, a master servicer (a “Master Servicer”), a special servicer (a “Special Servicer”), a trustee (a “Trustee”) and, if applicable, such other parties to be identified in the Prospectus for such Series. The form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon the following as to matters of fact relevant to the opinions expressed herein: (1) the Registration Statement, including the Prospectus, in the form filed with the Commission, (2) the Pooling and Servicing Agreement, in the form filed with the Commission, and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

Based upon and subject to the foregoing, we are of the opinion that:

1.                  When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be validly issued and outstanding, fully paid and non-assessable and entitled to the benefits provided by such Pooling and Servicing Agreement.

2.                  The descriptions of federal income tax consequences appearing under the heading “Material Federal Income Tax Considerations” in the Prospectus accurately describe the material federal income tax consequences to holders of Certificates under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and, with respect to any Series of Certificates for which we act as counsel to the Depositor, to the reference to Cadwalader, Wickersham & Taft LLP and the discussion of our opinions set forth in this letter under the headings “Legal Matters” and “Material Federal Income Tax Considerations” in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

In addition, we disclaim any obligation to update this letter or communicate with or advise you as to any changes in fact or law, or otherwise.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP